                                                                     EXHIBIT 4.1


                    FOURTH AMENDMENT TO AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Fourth Amendment") dated as of August 5th, 2002, is made by and among Kforce Inc., formerly known as kforce.com, Inc., a Florida corporation (the "Borrower"), the Subsidiary Guarantors, the Lenders identified on the signature pages hereof and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as hereinafter defined).

                              W I T N E S S E T H

         WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders and Bank of America, N.A., in its capacity as Administrative Agent, are parties to that certain Amended and Restated Credit Agreement dated as of November 3, 2000, as amended December 10, 2000, February 12, 2001, and January 23, 2002 (as at any time further amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement"); and

         WHEREAS, the Borrower has requested and the Lenders have agreed to amend certain terms of the Credit Agreement as set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. The Credit Agreement is hereby amended by deleting the definition of "Securities Repurchase Loan Conditions" set forth in Annex A to the Credit Agreement and by restating such definition as follows:

                           "Securities Repurchase Loan Conditions" means in respect of each request for any Securities Repurchase Loan, each of the following:

                                    (i)      the Borrower shall have given
                           Administrative Agent at least two (2) days' prior written notice of its intent to request a Securities Repurchase Loan;

                                    (ii)     No Default or Event of Default
                           exists, and no Default or Event of Default would exist after giving effect to the proposed Securities Repurchase Loan;

                                    (iii)    After giving effect to the
                           requested Securities Repurchase Loan, the Borrower shall have not less than $25,000,000 of Availability;

                           (iv) the Capital Stock to be repurchased by the Borrower is in connection with an Eligible Securities Repurchase; and

                           (v) the initial funded amount of all Securities Repurchase Loans, together with the amount of any requested Securities Repurchase Loan, shall not exceed $77,000,000 in the aggregate.

         2. Amendment Fee. Concurrently with its execution and delivery of this Fourth Amendment, the Borrower shall pay to the Administrative Agent, for the pro rata benefit of the Lenders, an amendment fee in the amount of $25,000.

         3. Conditions Precedent. The effectiveness of this Fourth Amendment is subject to the satisfaction of each of the following conditions (in form and substance satisfactory to the Administrative Agent):

             (a) The Administrative Agent shall have received executed counterparts of this Fourth Amendment duly executed by the Credit Parties, the Administrative Agent and the Lenders; and

             (b) The Administrative Agent shall have received such additional agreements, certificates or documents as it may reasonably request in connection with this Fourth Amendment.

         4. The Borrower and the Guarantors represent and warrant to the Administrative Agent and the Lenders that (i) the representations and warranties of the Credit Parties set out in Article 6 of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period), (ii) no event has occurred and is continuing which constitutes a Default or Event of Default and (iii) no Credit Party has any counterclaims, offsets, credits or defenses to the Loan Documents and the performance of its obligations thereunder, or if any Credit Party has any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loan Documents, same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Fourth Amendment.

         5. The Guarantors (i) acknowledge and consent to all of the terms and conditions of this Fourth Amendment, (ii) affirm all of their obligations under the Loan Documents and (iii) agree that this Fourth Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under Article 13 of the Credit Agreement or the other Loan Documents.

         6. The Borrower and the Guarantors hereby represent and warrant to the Administrative Agent and the Lenders as follows:

                  (1) Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Fourth Amendment.

                  (ii) This Fourth Amendment has been duly executed and delivered by the Credit Parties and constitutes each of the Credit Parties' legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Fourth Amendment.

         7. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) and the other Loan Documents, and the obligations of the Credit Parties under the Credit Agreement and the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

         8. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and shall be deemed an original and it shall not be necessary in making proof of this Fourth Amendment to produce or account for more than one such counterpart.

         9. This Fourth Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Georgia.

         WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed and delivered as of the date first above written.


BORROWER:                     KFORCE INC., formerly known as KFORCE.COM, INC.,
                              a Florida corporation



                              By:  /s/ Judy M. Genshino
                                  ---------------------------------------
                                  Name: Judy Genshino
                                  Title: Assistant Treasurer

GUARANTORS:                   KFORCE AIRLINES, INC., a Florida corporation

                              By:  /s/ Judy M. Genshino
                                  ---------------------------------------
                                  Name: Judy Genshino
                                  Title: Assistant Treasurer




                              ROMAC INTERNATIONAL, INC., a Florida corporation

                              By:  /s/ Judy M. Genshino
                                  ---------------------------------------
                                  Name: Judy Genshino
                                  Title: Assistant Treasurer




                              KFORCE.COM, INC., formerly known as Kforce, Inc.

                              By:  /s/ Judy M. Genshino
                                  ---------------------------------------
                                  Name: Judy Genshino
                                  Title: Assistant Treasurer

AGENT:                      BANK OF AMERICA, N.A., as
                            Administrative Agent


                            By: /s/ Patrick J. Wilson
                               ------------------------------------------------
                            Name: Patrick J. Wilson
                            Title: Senior Vice President



LENDERS: BANK OF AMERICA, N.A., individually in its capacity as a Lender


                            By: /s/ Patrick J. Wilson
                               ------------------------------------------------
                            Name: Patrick J. Wilson
                            Title: Senior Vice President

                            FLEET CAPITAL CORPORATION


                            By: /s/ Christopher Nairne
                               ------------------------------------------------
                            Name: Christopher Nairne
                            Title: Vice President

                            Standard Federal Bank National Association, formerly known as Michigan National Bank, as successor in interest to Mellon Bank, N.A.

                            By: LaSalle Business Credit, Inc. as Agent for Standard Federal Bank National Association


                            By: /s/ Roger Attix
                               ------------------------------------------------
                            Name: Roger Attix
                            Title: Vice President

STATE OF GEORGIA

COUNTY OF FULTON

        AFFIDAVIT REGARDING EXECUTION AND DELIVERY OF CREDIT DOCUMENTS

         I HEREBY CERTIFY that on this day before me, the undersigned notary public authorized to administer oaths and take acknowledgments in the state and county aforesaid, personally appeared Judy Genshino (the "Affiant"), who, being by me first duly sworn, stated under oath:

         1. Affiant is the Assistant Treasurer of Kforce Inc., formerly known as kforce.com, Inc. (the "Borrower") and the Subsidiary Guarantors and has personal knowledge of the facts stated herein.

         2. Affiant has on the date hereof in Fulton County, Georgia, executed that certain Fourth Amendment to Amended and Restated Credit Agreement, dated on or about the date hereof (the "Amendment"), by and among the Borrower, the Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent") Capitalized terms used herein, unless otherwise defined, have the meanings provided in the Amendment.

         3. Affiant has on the date hereof in Fulton County, Georgia, executed the Amendment on behalf of each Credit Party thereto and delivered the Amendment to the Administrative Agent in Fulton County, Georgia.

Dated: August 5th, 2002

                                           /s/ Judy M. Genshino
                                           -----------------------------
                                           Name: Judy M. Genshino

Sworn to and subscribed before me
this 5th day of August, 2002.


Zarah C. Elliott
---------------------------------
Notary Public
Print Name: Zarah C. Elliott

My Commission Expires:     Notary Public, DeKalb County, Georgia
                           My Commission Expires June 7, 2005

STATE OF GEORGIA

COUNTY OF FULTON


         AFFIDAVIT REGARDING EXECUTION AND DELIVERY OF CREDIT DOCUMENTS

         I HEREBY CERTIFY that on this day before me, the undersigned notary public authorized to administer oaths and take acknowledgments in the state and county aforesaid, personally appeared Mark Herdman of Atlanta, Georgia (the "Affiant"), who, being by me first duly sworn, stated under oath:

         1. Affiant is a Vice President of Bank of America, N.A. and has personal knowledge of the facts stated herein.

         2. Affiant has on the date hereof in Fulton County, Georgia, executed that certain Fourth Amendment to Amended and Restated Credit Agreement and Security Agreement dated as of January 1, 2002 (the "Amendment"), by and among Kforce Inc, formerly known as kforce.com, Inc. (the "Borrower"), the Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Capitalized terms used herein, unless otherwise defined, have the meanings provided in the Amendment.

         3. Affiant has on the date hereof in Fulton County, Georgia, witnessed the execution, by each Credit Party thereto of the Amendment.

         4. The Amendment was executed on behalf of the Borrower and Bank of America, N.A., as a Lender and in its capacity as Administrative Agent and was delivered to the Affiant in Fulton County, Georgia.

Dated: August 5, 2002


                                        Patrick J. Wilson
                                        -------------------------------------
                                        Name: Patrick J. Wilson

Sworn to and subscribed before me
this 5th day of August, 2002.


Zarah C. Elliott
--------------------------------------
Notary Public
Print Name: Zarah C. Elliott

My Commission Expires:     Notary Public, DeKalb County, Georgia
                           My Commission Expires June 7, 2005

                           AUTHORIZATION CERTIFICATE
                           -------------------------

         The undersigned, being the Secretary of KFORCE INC., formerly known as KFORCE.COM, Inc., a Florida corporation (the "Borrower"), hereby gives this certificate to induce the lenders (collectively, "Lenders") party from time to time to a certain Amended and Restated Credit Agreement, dated November 3, 2000 (as at any time amended, the "Credit Agreement"), among Borrower, certain affiliates of Borrower, Lenders and BANK OF AMERICA, N.A., a national banking association, as collateral and administrative agent for itself and Lenders (together with its successors in such capacity, "Agent"), to enter into certain amendments to the Credit Agreement.

         The undersigned hereby certifies that, to the best of his knowledge, information and belief:

         (1) He is the Secretary of the Borrower and the Subsidiary Guarantors (as defined in the Credit Agreement);

         (2) The Borrower and each of the Subsidiary Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power and authority to execute and deliver and to carry out and perform its obligations under the Credit Agreement; and

         (3) Judy M. Genshino is the Assistant Treasurer of the Borrower and each of the Subsidiary Guarantors and each is duly elected, qualified to act on behalf of the Borrower and the Subsidiary Guarantors as such;

         (4) The Fourth Amendment to Amended and Restated Credit Agreement, dated on or about the date hereof, has been duly authorized, executed and delivered by and on behalf of the Borrower and the Subsidiary Guarantors party thereto.

         IN WITNESS WHEREOF, the undersigned has set his hand as of August 2, 2002.


                                             /s/ William L. Sanders
                                             ------------------------------
                                             WILLIAM L. SANDERS, Secretary